Exhibit 10.2 CONTINGENT COLLATERAL AGREEMENT

This CONTINGENT COLLATERAL AGREEMENT (this “Agreement”) is entered into as of November 20, 2015, between IXYS CORPORATION, a Delaware corporation, with an address of 1590 Buckeye Drive, Milpitas, California 95035 (the “Borrower”), IXYS USA, INC., a Delaware corporation, with an address of 1590 Buckeye Drive, Milpitas, California 95035 (“IXYS USA”), IXYS INTEGRATED CIRCUITS DIVISION, INC. (fka, CLARE, INC.), a Delaware corporation, with an address of 1590 Buckeye Drive, Milpitas, California 95035 (the “IXYS Integrated”), ZILOG, INC., a Delaware corporation, with an address of 1590 Buckeye Drive, Milpitas, California 95035 (“ZILOG”), and IXYS LONG BEACH, INC., a California corporation, with an address of 1590 Buckeye Drive, Milpitas, California 95035 (“IXYS Long Beach”; and together with IXYS USA, IXYS Integrated, and ZILOG, each a “Guarantor” and collectively the “Guarantors”), on the one hand, and BANK OF THE WEST, a California banking corporation, with an address of 95 South Market Street, Suite 100, San Jose, California 95113, as Administrative Agent for the Lenders (the “Agent”), on the other hand.

WHEREAS, pursuant to that certain Revolving Credit Agreement dated as of November 20, 2015, by and among Borrower, Agent, KeyBank National Association as Syndication Agent, and the financial institutions party thereto from time to time as lenders (collectively, the “Lenders”) (as amended, amended and restated, supplemented and/or modified from time to time, the “Credit Agreement”), the Lenders have extended financial accommodations to Borrower;

WHEREAS, in order to induce Agent and Lenders to extend financial accommodations to Borrower under the Credit Agreement, each of the Guarantors has executed a Continuing Guaranty, dated November 20, 2015, in favor of Agent for the benefit of the Lenders (each a “Guaranty” and collectively the “Guaranties”), with respect to the present and future obligations of Borrower arising under the Credit Agreement.

FOR VALUE RECEIVED, and in consideration of the financial accommodations extended from time to time by Agent and Lenders to or for the benefit of Borrower, including without limitation the present and future obligations of Borrower arising under the Credit Agreement, Borrower and Guarantors represent to and agree with Agent, on behalf of the Lenders, as follows:

1. GRANT OF SECURITY INTEREST

1.1 Grant of Security Interest. In consideration of Agent’s and Lenders’ extending credit and other financial accommodations to or for the benefit of Borrower, Borrower and each Guarantor hereby grant to Agent, for the benefit of the Lenders, a security interest in, a lien on and pledge and assignment of their respective Collateral (as hereinafter defined) that is effective only upon the occurrence of the events set forth in clauses (a) and (b) below:

(a) the occurrence of an Event of Default (as defined in the Credit Agreement), including, without limitation, any requirement to give or receive notice, the expiration of any grace or cure period, both or otherwise, as provided in Section 6 of the Credit Agreement; and

(b) notification to Borrower and Guarantors in writing by Agent of (i) the occurrence of such Event of Default and (ii) Agent’s or Required Lenders’ election to make the grant of a security interest hereunder effective and file the necessary financing statements (including UCC-1 financing statements) to perfect such grant (“Notification of Grant Effectiveness”).

The date on which such Notification of Grant Effectiveness is delivered to Borrower and Guarantors by Agent shall hereinafter be referred to as the “Grant Date.” The security interest granted by this Agreement is given to and shall be held by Agent, for the benefit of the Lenders, to secure payment and performance of all Obligations (as hereinafter defined), including without limitation, all amounts due and owing to the Lenders and all obligations under the Credit Agreement and under the Guaranties, as applicable. Notwithstanding anything in this Agreement to the contrary, until the Grant Date, Borrower, Guarantors, Agent and the Lenders shall not have any rights or obligations under this Agreement. Following the Grant Date, upon repayment in full in cash of the outstanding Obligations and the termination of the Credit Agreement, Agent agrees at Borrower’s expense to terminate and release the security interest granted by this Agreement, and Agent shall be authorized, at Borrower’s cost and expense, to file such documents and instruments in such public offices and with such public officials as may be necessary to evidence such termination and release, including without limitation filing UCC-3 Termination Statements.

1.2 Definitions. Each term used herein that is defined in the Credit Agreement or the Code but is not separately defined herein has the meaning set forth in the Credit Agreement or the Code. In addition, the following definitions shall apply as used herein:

(a) “Code” shall mean the Uniform Commercial Code of California as amended from time to time.

(b) “Collateral” shall mean all of Borrower’s and each Guarantors’ present and future right, title and interest in and to any and all of the personal property of Borrower or such Guarantor, as applicable, whether such property is not existing or hereafter created, acquired or arising and wherever located from time to time, including without limitation:

(i) accounts;

(ii) (iii) (iv)	chattel paper; goods; inventory;

(v) equipment;

(vi) (vii) (viii) (ix)	fixtures; instruments; investment property; documents;

(x) commercial tort claims;

(xi) (xii) (xiii) (xiv)	deposit accounts; letter-of-credit rights; general intangibles; supporting obligations; and

(xv) records of, accession to and proceeds and products of the foregoing.

(c) “Debtors” shall mean Borrower’s and each Guarantors’ respective customers who are indebted to Borrower or such Guarantor, as applicable.

(d) “Obligations” shall mean, without limitation, all loans, advances, indebtedness, notes, liabilities, rate swap transactions, basis swaps, forward rate transactions, commodity swaps, commodity options, equity or equity index swaps, equity or equity index options, bond options, interest rate options, foreign exchange transactions, cap transactions, floor transactions, collar transactions, forward transactions, currency swap transactions, cross-currency rate swap transactions, currency options and amounts, liquidated or unliquidated, owing by Borrower or Guarantors to Agent or Lenders at any time, of each and every kind, nature and description, whether arising under this Agreement, the Credit Agreement, any of the other Loan Documents, the Guaranties or otherwise, and whether secured or unsecured, direct or indirect (that is, whether the same are due directly by Borrower or Guarantors to Agent or Lenders; or are due indirectly by Borrower or Guarantors to Agent or Lenders as endorser, guarantor or other surety, or as borrower of obligations due third Persons which have been endorsed or assigned to Agent or Lenders, or otherwise), absolute or contingent, due or to become due, now existing or hereafter arising or contracted, including, without limitation, payment when due of all amounts outstanding respecting any of the Loan Documents. “Obligations” shall also include all interest and other charges chargeable to Borrower or Guarantors or due from Borrower or Guarantor to Agent or Lenders from time to time and all costs and expenses referred to in this Agreement, the Credit Agreement, the Guaranties or any of the other Loan Documents.

(e) “Obligor” means individually Borrower and each Guarantor, as applicable, and “Obligors” means collectively, Borrower and the Guarantors.

(f) “Person” or “party” shall mean individuals, partnerships, corporations, limited liability companies and all other entities.

1.3 Ordinary Course of Business. Agent hereby authorizes and permits each Obligor to hold, process, sell, use or consume in the manufacture or processing of finished goods, or otherwise dispose of inventory for fair consideration, all in the ordinary course of such Obligor’s business, excluding, without limitation, sales to creditors or in bulk or sales or other dispositions occurring under circumstances which would or could create any lien or interest adverse to Agent’s security interest or other right hereunder in the proceeds resulting therefrom. Agent also hereby authorizes and permits each Obligor to receive from the Debtors all amounts due as proceeds of the Collateral at such Obligor’s own cost and expense, and also liability, if any, subject to the direction and control of Agent at all times; and Agent may at any time, without cause or notice, terminate all or any part of the authority and permission herein or elsewhere in this Agreement granted to such Obligor with reference to the Collateral, and notify Debtors to make all payments due as proceeds of the Collateral to Agent. Until Agent shall otherwise notify Obligors, all proceeds of and collections of the Collateral shall be retained by Obligors and used solely for the ordinary and usual operation of each Obligor’s business. From and after notice by Agent to Obligors, all proceeds of and collections of the Collateral shall be held in trust by Obligors for Agent and the Lenders and shall not be commingled with any Obligors’ other funds or deposited in any bank account of any Obligor; and Obligors agree to deliver to Agent on the dates of receipt thereof by Obligors, duly endorsed to Agent or to bearer, or assigned to Agent, as may be appropriate, all proceeds of the Collateral in the identical form received by Obligors.

1.4 Allowances. Absent notice from Agent, Obligors may grant such allowances or other adjustments to Debtors (exclusive of extending the time for payment of any item which shall not be done without first obtaining Agent’s written consent in each instance) as Obligors may reasonably deem to accord with sound business practice, including, without limiting the generality of the foregoing, accepting the return of all or any part of the inventory.

1.5 Records. Each Obligor shall hold its books and records relating to the Collateral segregated from all such Obligor’s other books and records in a manner satisfactory to Agent; and shall deliver to Agent from time to time promptly at its request all invoices, original documents of title, contracts, chattel paper, instruments and any other writings relating thereto, and other evidence of performance of contracts, or evidence of shipment or delivery of the merchandise or of the rendering of services; and Obligors will deliver to Agent promptly at Agent’s request from time to time additional copies of any or all of such papers or writings, and such other information with respect to any of the Collateral and such schedules of inventory, schedules of accounts and such other writings as Agent may in its sole discretion deem to be necessary or effectual to evidence any loan hereunder or Agent’s security interest in the Collateral.

1.6 Legends. Each Obligor shall promptly make, stamp or record such entries or legends on such Obligor’s books and records or on any of the Collateral (including, without limitation, chattel paper) as Agent shall request from time to time, to indicate and disclose that Agent, for the benefit of the Lenders, has a security interest in such Collateral.

1.7 Inspection. Agent or its representatives, at any time and from time to time, shall have the right at the sole cost and expense of Obligors, and Obligors will permit Agent, and/or its representatives: (a) to examine, check, make copies of or extracts from any of such Obligors books, records and files (including, without limitation, orders and original correspondence); (b) to perform field exams or otherwise inspect and examine the Collateral and to check, test or appraise the same as to quality, quantity, value and condition; and (c) to verify the Collateral or any portion or portions thereof or each Obligor’s compliance with the provisions of this Agreement.

2. REPRESENTATIONS AND WARRANTIES. Commencing as of the Grant Date, each Obligor represents and warrants to Agent, for the benefit of the Lenders, as follows:

2.1 Accounts and Contract Rights. All accounts arise out of legally enforceable and existing contracts, and represent unconditional and undisputed bona fide indebtedness by a Debtor, and are not and will not be subject to any discount (except such cash or trade discount as may be shown on any invoice, contract or other writing delivered to Agent). No contract right, account, general intangible or chattel paper is or will be represented by any note or other instrument, and, unless Agent agrees otherwise, no contract right, account or general intangible is, or will be represented by any conditional or installment sales obligation or other chattel paper, except such instruments or chattel paper as have been or immediately upon receipt by an Obligor will be delivered to Agent (duly endorsed or assigned), such delivery, in the case of chattel paper, to include all executed copies except those in the possession of the installment buyer and any security for or guaranty of any of the Collateral shall be delivered to Agent immediately upon receipt thereof by such Obligor, with such assignments and endorsements thereof as Agent may request.

2.2 Location of Collateral. Each Obligor will, except for sale, processing, use, consumption or other disposition in the ordinary course of business, keep all inventory and equipment only at locations specified in this Agreement or specified to Agent in writing. Each Obligor shall keep its records concerning the Collateral, including originals of all chattel paper (unless Agent requires such Obligor to deliver originals of chattel paper to Agent), at the address set forth in this Agreement, and shall keep Agent currently and accurately informed in writing of each location where such Obligor’s records relating to its accounts and contract rights, respectively, are kept, and shall not remove such records or any of them to another location without giving Agent at least 30 days’ prior written notice thereof.

2.3 Third Parties. Agent shall not be deemed to have assumed any liability or responsibility to any Obligor or any third Person for the correctness, validity or genuineness of any instruments or documents that may be released or endorsed to an Obligor by Agent (which shall automatically be deemed to be without recourse to Agent in any event) or for the existence, character, quantity, quality, condition, value or delivery of any goods purporting to be represented by any such documents; and Agent, by accepting such security interest in the Collateral, or by releasing any Collateral to an Obligor, shall not be deemed to have assumed any obligation or liability to any supplier or Debtor or to any other third party, and each Obligor agrees to indemnify and defend Agent and the Lenders and hold them harmless in respect to any claim or proceeding arising out of any matter referred to in this paragraph.

2.4 Payment of Accounts. Each account or other item of Collateral, other than inventory and equipment, will be paid in full on or before the date shown as its due date in the schedule of Collateral, in the copy of the invoice(s) relating to the account or other Collateral or in contracts relating thereto. Upon any suspension of business, assignment or trust mortgage for the benefit of creditors, dissolution, petition in receivership or under any chapter of the Bankruptcy Code as amended from time to time by or against any Debtor, any Debtor becoming insolvent or unable to pay its debts as they mature or any other act of the same or different nature amounting to a business failure, the applicable Obligor will immediately notify Agent thereof.

3. COVENANTS

3.1 Inspection. Each Obligor will at all reasonable times make its books and records available in its offices for inspection, examination and duplication by Agent and Agent’s representatives and will permit inspection of the Collateral and all of its properties by Agent and Agent’s representatives. Each Obligor will from time to time furnish Agent with such information and statements as Agent may request in its sole discretion with respect to the Obligations or Agent’s security interest in the Collateral. Each Obligor shall, during the term of this Agreement, keep Agent currently and accurately informed in writing of each location where such Obligor’s records relating to its accounts and contract rights are kept, and shall not remove such records to another location without giving Agent at least 30 days’ prior written notice thereof.

3.2 Notice to Debtors. Each Obligor agrees, at the request of Agent, to notify all or any of the Debtors in writing of Agent’s security interest in the Collateral in whatever manner Agent requests and, hereby authorizes Agent, on behalf of the Lenders, to notify all or any of the Debtors of Agent’s security interest in such Obligor’s accounts at such Obligor’s expense.

3.3 Taxes. Each Obligor will promptly pay all real and personal property taxes, assessments and charges and all franchise, income, unemployment, retirement benefits, withholding, sales and other taxes assessed against it or payable by it before delinquent; provided that this covenant shall not apply to any tax assessment or charge which is being contested in good faith and with respect to which reserves have been established and are being maintained. Agent may (or shall if directed by Required Lenders), from time to time, discharge any taxes, liens or encumbrances of any of the Collateral, and each Obligor will pay to Agent on demand or Agent in its sole discretion may charge to Obligors all amounts so paid or incurred by it.

3.4 Maintenance. Each Obligor will keep and maintain the Collateral and its other properties, if any, in good repair, working order and condition. Each Obligor will immediately notify Agent of any loss or damage to or any occurrence which would adversely affect the value of any Collateral. Agent may (or shall if directed by Required Lenders), from time to time, take any other action that Agent may deem proper to repair, maintain or preserve any of the Collateral, and each Obligor will pay to Agent on demand or Agent in its sole discretion may charge to Obligors all amounts so paid or incurred by it.

3.5 Insurance. Each Obligor will maintain in force property and casualty insurance on all Collateral and any other property of Borrower, if any, against risks customarily insured against by companies engaged in businesses similar to that of such Obligor containing such terms and written by such companies as may be satisfactory to Agent, such insurance to be payable to Agent as its interest may appear in the event of loss and to name Agent as insured pursuant to a standard loss payee clause; no loss shall be adjusted thereunder without Agent’s approval; and all such policies shall provide that they may not be canceled without first giving at least 30 days’ written notice of cancellation to Agent. In the event that an Obligor fails to provide evidence of such insurance, Agent may (or shall if directed by Required Lenders), secure such insurance and charge the cost thereof to such Obligor. At the option of Agent or Required Lenders, all insurance proceeds received from any loss or damage to any of the Collateral shall be applied either to the replacement or repair thereof or as a payment on account of the Obligations. Agent is authorized to cancel any insurance maintained hereunder and apply any returned or unearned premiums, all of which are hereby assigned to Agent, on behalf of the Lenders, as a payment on account of the Obligations.

3.6 Inventory.

(i) Except as provided herein below, each Obligor’s inventory shall, at all times, be in such Obligor’s physical possession or other location(s) acceptable to Agent, and shall not be held by others on consignment, sale on approval, or sale or return.

(ii) Each Obligor shall keep correct and accurate records.

(iii) All inventory shall be of good and merchantable quality, free from defects.

(iv) The inventory shall not at any time or times hereafter be stored with a bailee, warehouseman or similar party. Each Obligor shall, at any reasonable time and from time to time, allow Agent to have the right, upon demand, to inspect and examine inventory and to check and test the same as to quality, quantity, value and condition and each Obligor agrees to reimburse Agent for Agent’s reasonable costs and expenses in so doing.

3.7 Location and Maintenance of Equipment.

(i) Each Obligor’s equipment (the “Equipment”) shall at all times be in such Obligor’s physical possession or other location(s) acceptable to Agent and shall not be held for sale or lease.

(ii) Each Obligor shall not secrete, abandon or remove, or permit the removal of, the Equipment, or any part thereof, from such Obligor’s physical possession or other location(s) acceptable to Agent or remove or permit to be removed any accessories now or hereafter placed upon the Equipment.

(iii) Upon Agent’s demand, each Obligor shall immediately provide Agent with a complete and accurate description of its Equipment including, as applicable, the make, model, identification number and serial number of each item of Equipment. In addition, each Obligor shall immediately notify Agent of the acquisition of any new or additional Equipment or the replacement of any existing Equipment and shall supply Agent with a complete description of any such additional or replacement Equipment.

(iv) Each Obligor shall, at such Obligor’s sole cost and expense, keep and maintain the Equipment in a good state of repair and shall not destroy, misuse, abuse, illegally use or be negligent in the care of the Equipment or any part thereof. Each Obligor shall not remove, destroy, obliterate, change, cover, paint, deface or alter the name plates, serial numbers, labels or other distinguishing numbers or identification marks placed upon its Equipment or any part thereof by or on behalf of the manufacturer, any dealer or rebuilder thereof, or Agent. Each Obligor shall not be released from any liability to Agent hereunder because of any injury to or loss or destruction of its Equipment. Each Obligor shall allow Agent and its representatives free access to and the right to inspect its Equipment at all times and shall comply with the terms and conditions of any leases covering the real property on which the Equipment is located and any orders, ordinances, laws, regulations or rules of any federal, state or municipal agency or authority having jurisdiction of such real property or the conduct of the business of the Persons having control or possession of the Equipment.

(v) The Equipment is not now and shall not at any time hereafter be so affixed to the real property on which it is located as to become a fixture or a part thereof. The Equipment is now and shall at all times hereafter be and remain personal property of the applicable Obligor.

4. DEFAULT

4.1 Remedy. If an Event of Default shall occur, at the election of Agent may (or shall if directed by the Required Lenders), declare all Obligations to be immediately due and payable without notice or demand, except with respect to Obligations payable on demand, which shall be due and payable on demand, whether or not an Event of Default has occurred. In addition, regardless of whether Agent has declared all Obligations to be immediately due and payable, Agent may exercise any action set forth below.

Agent is hereby authorized, at its election (or at the direction of Required Lenders), after an Event of Default or after demand, without any further demand or notice except to such extent as notice may be required by applicable law, to take possession and/or sell or otherwise dispose of all or any of the Collateral at public or private sale; and Agent may also exercise any and all other rights and remedies of a secured party under the Code or which are otherwise accorded to it in equity or at law, all as Agent may determine, and such exercise of rights in compliance with the requirements of law will not be considered adversely to affect the commercial reasonableness of any sale or other disposition of the Collateral. If notice of a sale or other action by Agent is required by applicable law, unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, each Obligor agrees that 10 days’ written notice to the applicable Obligor, or the shortest period of written notice permitted by such law, whichever is smaller, shall be sufficient notice; and that to the extent permitted by law, Agent, Lenders and their respective officers, attorneys and agents may bid and become purchasers at any such sale, if public, and may purchase at any private sale any of the Collateral that is of a type customarily sold on a recognized market or which is the subject of widely distributed standard price quotations. Any sale (public or private) shall be without warranty and free from any right of redemption, which Obligors shall waive and release after default upon Agent’s request therefor, and may be free of any warranties as to the Collateral if Agent shall so decide. No purchaser at any sale (public or private) shall be responsible for the application of the purchase money. Any balance of the net proceeds of sale remaining after paying all Obligations of Obligors to Agent shall be returned to such other party as may be legally entitled thereto; and if there is a deficiency, Obligors shall be jointly and severally responsible for repayment of the same, with interest. Upon demand by Agent, each Obligor shall assemble the Collateral and make it available to Agent at a place designated by Agent which is reasonably convenient to Agent and Borrower. Each Obligor hereby acknowledges that Agent and the Lenders have extended credit and other financial accommodations to Borrower upon reliance of Obligors’ granting Agent and the Lenders the rights and remedies contained in this Agreement, including, without limitation, the right to take immediate possession of the Collateral upon the occurrence of an Event of Default or after demand with respect to Obligations payable on demand and each Obligor hereby acknowledges that Agent, on behalf of the Lenders, is entitled to equitable and injunctive relief to enforce any of its rights and remedies hereunder or under the Code and each Obligor hereby waives any defense to such equitable or injunctive relief based upon any allegation of the absence of irreparable harm to Agent or the Lenders.

Agent shall not be required to marshal any present or future security for (including but not limited to this Agreement and the Collateral subject to the security interest created hereby), or guarantees of, the Obligations or any of them, or to resort to such security or guarantees in any particular order; and all of its rights hereunder and in respect of such securities and guaranties shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may do so, each Obligor hereby agrees that it will not invoke and irrevocably waives the benefits of any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of Agent’s rights under this Agreement or under any other instrument evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or guaranteed. Except as required by applicable law, Agent shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof.

4.2 Application of Proceeds. All amounts received by Agent as proceeds from the disposition or liquidation of the Collateral shall be applied to the Obligations as follows: first, to the costs and expenses of collection, enforcement, protection and preservation of Agent’s lien in the Collateral, including court costs and reasonable attorneys’ fees, whether or not suit is commenced by Agent; next, to those costs and expenses incurred by Agent in protecting, preserving, enforcing, collecting, liquidating, selling or disposing of the Collateral; next, to the payment of accrued and unpaid interest on all of the Obligations; next, to the payment of the outstanding principal balance of the Obligations; and last, to the payment of any other Obligations owed by any Obligor to Agent or Lenders. Any excess Collateral or excess proceeds existing after the disposition or liquidation of the Collateral will be returned or paid by Agent to Borrower for the benefit of the Obligors.

If any non-cash proceeds are received in connection with any sale of Collateral, Agent shall not apply such non-cash proceeds to the Obligations unless and until such proceeds are converted to cash.

4.3 Power of Attorney. Each Obligor hereby irrevocably constitutes and appoints Agent as such Obligor’s true and lawful attorney, with full power of substitution, at the sole cost and expense of such Obligor but for the benefit of Agent, on behalf of the Lenders, to convert the Collateral into cash, including, without limitation, completing the manufacture or processing of work-in-process, and the sale (either public or private) of all or any portion or portions of the inventory and other Collateral; to enforce collection of the Collateral, either in its own name or in the name of the applicable Obligor, including, without limitation, executing releases or waivers, compromising or settling with any Debtors and prosecuting, defending, compromising or releasing any action relating to the Collateral; to receive, open and dispose of all mail addressed to an Obligor and to take therefrom any remittances or proceeds of Collateral in which Agent has a security interest; to notify Post Office authorities to change the address for delivery of mail addressed to an Obligor to such address as Agent shall designate; to endorse the name of such Obligor in favor of Agent upon any and all checks, drafts, money orders, notes, acceptances or other instruments of the same or different nature; to sign and endorse the name of such Obligor on and to receive as secured party any of the Collateral, any invoices, freight or express receipts, or bills of lading, storage receipts, warehouse receipts, or other documents of title of the same or different nature relating to the Collateral; to sign the name of such Obligor on any notice of the Debtors or on verification of the Collateral; and to sign, if necessary, and file or record on behalf of such Obligor any financing or other statement in order to perfect or protect Agent’s security interest. Agent shall not be obliged to do any of the acts or exercise any of the powers hereinabove authorized, but if Agent elects, in its discretion or at the direction of Required Lenders, to do any such act or exercise any such power, it shall not be accountable for more than it actually receives as a result of such exercise of power, and it shall not be responsible to any Obligor except for its own gross negligence or willful misconduct. All powers conferred upon Agent by this Agreement, being coupled with an interest, shall be irrevocable so long as any of the Obligations of Borrower or any Guarantor or surety to Agent or the Lenders shall remain unpaid or the Lenders are obligated under the Credit Agreement, this Agreement, or any of the other Loan Documents to extend any credit to Borrower.

4.4 Nonexclusive Remedies. All of Agent’s rights and remedies not only under the provisions of this Agreement but also under any other agreement or transaction shall be cumulative and not alternative or exclusive, and may be exercised by Agent at such time or times and in such order of preference as Agent in its sole discretion, or at the direction of Required Lenders, may determine. No course of dealing and no delay or omission on the part of Agent in exercising any right hereunder shall operate as a waiver of such right or any other right and waiver on any one or more occasions shall not be construed as a bar to or waiver of any right or remedy of Agent on any future occasion.

5. MISCELLANEOUS

5.1 Costs and Expenses. Obligors shall pay to Agent on demand any and all costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements, court costs, litigation and other expenses) incurred or paid by Agent in establishing, maintaining, protecting or enforcing any of Agent’s rights or the Obligations, including, without limitation, any and all such costs and expenses incurred or paid by Agent in defending Agent’s security interest in, title or right to the Collateral or in collecting or attempting to collect or enforcing or attempting to enforce payment of the Obligations.

5.2 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement.

5.3 Severability. If any provision of this Agreement or portion of such provision or the application thereof to any Person or circumstance shall to any extent be held invalid or unenforceable, the remainder of this Agreement (or the remainder of such provision) and the application thereof to other Persons or circumstances shall not be affected thereby.

5.4 Headings. The headings herein set forth are solely for the purpose of identification and have no legal significance.

5.5 Conflicting Provisions. To the extent the provisions contained in this Agreement are inconsistent with those contained in any other document, instrument or agreement executed pursuant hereto, the terms and provisions contained herein shall control. Otherwise, such provisions shall be considered cumulative.

5.6 Complete Agreement. This Agreement and the other Loan Documents constitute the entire agreement and understanding between and among the parties hereto relating to the subject matter hereof, and supersede all prior proposals, negotiations, agreements and understandings among the parties hereto with respect to such subject matter. This Agreement may be amended only by an instrument in writing signed by Obligors and Agent.

5.7 Binding Effect of Agreement. This Agreement shall be binding upon and inure to the benefit of the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, and shall remain in full force and effect (and Agent shall be entitled to rely thereon) until released in writing by Agent. Notwithstanding any such termination, Agent, for the benefit of the Lenders, shall have a security interest in all Collateral to secure the payment and performance of Obligations arising after such termination as a result of commitments or undertakings made or entered into by Agent and the Lenders prior to such termination. Subject to Section 8.7 of the Credit Agreement, Agent may transfer and assign this Agreement and deliver the Collateral to the assignee, who shall thereupon have all of the rights of Agent; and Agent shall then be relieved and discharged of any responsibility or liability with respect to this Agreement and the Collateral. Obligors may not assign or transfer any of their rights or obligations under this Agreement. Except as expressly provided herein or in the other Loan Documents, nothing, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

5.8 Further Assurances. Each Obligor will from time to time execute and deliver to Agent such documents, and take or cause to be taken, all such other or further action, as Agent may request in order to effect and confirm or vest more securely in Agent, for the benefit of Lenders, all rights contemplated by this Agreement and the other Loan Documents (including, without limitation, to correct clerical errors) or to vest more fully in or assure to Agent the security interest in the Collateral granted to Agent, for the benefit of Lenders, by this Agreement or to comply with applicable statute or law and to facilitate the collection of the Collateral (including, without limitation, the execution of stock transfer orders and stock powers, endorsement of promissory notes and instruments and notifications to obligors on the Collateral). To the extent permitted by applicable law, each Obligor authorizes Agent to file financing statements, continuation statements or amendments, and any such financing statements, continuation statements or amendments may be filed at any time in any jurisdiction. Agent may at any time and from time to time file financing statements, continuation statements and amendments thereto which contain any information required by the Code for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether an Obligor is an organization, the type of organization and any organization identification number issued to such Obligor. Each Obligor agrees to furnish any such information to Agent promptly upon request. In addition, each Obligor shall at any time and from time to time take such steps as Agent may reasonably request for Agent (i) to obtain an acknowledgment, in form and substance satisfactory to Agent, of any bailee having possession of any of the Collateral that the bailee holds such Collateral for Agent, (ii) to obtain ''control” (as defined in the Code) of any Collateral comprised of deposit accounts, electronic chattel paper, letter of credit rights or investment property, with any agreements establishing control to be in form and substance satisfactory to Agent, and (iii) otherwise to insure the continued perfection and priority of Agent’s security interest in any of the Collateral and the preservation of its rights therein. Each Obligor hereby constitutes Agent its attorney-in-fact to execute, if necessary, and file all filings required or so requested for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; and such power, being coupled with an interest, shall be irrevocable until this Agreement terminates in accordance with its terms, all Obligations are irrevocably paid in full and the Collateral is released.

5.9 Terms of Agreement. This Agreement shall continue in full force and effect so long as any Obligations shall be outstanding, or Agent and Lenders shall have any obligation to extend any financial accommodation under the Credit Agreement, and is supplementary to each and every other agreement among Borrower, Obligors, Agent and Lenders, or any combination thereof, and shall not be so construed as to limit or otherwise derogate from any of the rights or remedies of Agent or the Lenders or any of the liabilities, obligations or undertakings of Borrower or the Obligors, as applicable, under any such agreement, nor shall any contemporaneous or subsequent agreement among Borrower, Obligors, Agent and Lenders, or any combination thereof, be construed to limit or otherwise derogate from any of the rights or remedies of Agent or the Lenders or any of the liabilities, obligations or undertakings of Obligors hereunder, unless such other agreement specifically refers to this Agreement and expressly so provides.

5.10 Notices. Any notice under or pursuant to this Agreement shall be a signed writing or other authenticated record (within the meaning of Article 9 of the Code). Any notices or other documents sent under or pursuant to this Agreement shall be deemed duly received and effective if delivered in hand to any officer of agent of an applicable Obligor or Agent, or if mailed by registered or certified mail, return receipt requested, addressed to the applicable party at is address in the first paragraph of this Agreement or as any party may from time to time designate by written notice to the other parties.

5.11 Governing Law. This Agreement shall be governed by federal law applicable to Agent and, to the extent not preempted by federal law, the laws of the State of New York, without giving effect to the conflicts of laws principles thereof.

5.12 Reproductions. This Agreement and all documents which have been or may be hereinafter furnished by Obligors to Agent or the Lenders may be reproduced by Agent by any photographic, photostatic, microfilm, xerographic or similar process, and any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business).

5.13 Jurisdiction and Venue. Each Obligor irrevocably submits to the nonexclusive jurisdiction of any Federal or state court sitting in California, over any suit, action or proceeding arising out of or relating to this Agreement. Each Obligor irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that the same has been brought in an inconvenient forum. Each Obligor hereby consents to any and all process which may be served in any such suit, action or proceeding, (i) by mailing a copy thereof by registered and certified mail, postage prepaid, return receipt requested, to such Obligor’s address shown in this Agreement or as notified to Agent and (ii) by serving the same upon such Obligor in any other manner otherwise permitted by law, and agrees that such service shall in every respect be deemed effective service upon such Obligor.

5.14 Civil Code Section 2822. In the event that at any time, a surety is liable upon only a portion of an Obligor’s obligations under the Loan Documents and Borrower provides partial satisfaction of any such obligation(s), Borrower hereby waives any right it would otherwise have, under Section 2822 of the California Civil Code, to designate the portion of the obligations to be satisfied. The designation of the portion of the obligation to be satisfied shall, to the extent not expressly made by the terms of the Loan Documents, be made by Agent rather than Borrower.

5.15 Waiver Of Jury Trial. THE PARTIES HEREBY ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, AND THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS CHOICE, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION RELATED TO THIS AGREEMENT OR ANY OTHER DOCUMENT, INSTRUMENT OR TRANSACTION BETWEEN THE PARTIES.

5.16 Judicial Reference Provision. In the event the above Jury Trial Waiver is unenforceable, the parties elect to proceed under this Judicial Reference Provision. With the exception of the items specified below, any controversy, dispute or claim between the parties relating to this Agreement or any other document, instrument or transaction between the parties (each, a “Claim”), will be resolved by a reference proceeding in California pursuant to Sections 638 et seq. of the California Code of Civil Procedure, or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to reference. Venue for the reference will be the Superior Court in the County where real property involved in the action, if any, is located, or in a County where venue is otherwise appropriate under law (the “Court”). The following matters shall not be subject to reference: (i) nonjudicial foreclosure of any security interests in real or personal property, (ii) exercise of self-help remedies (including without limitation set-off), (iii) appointment of a receiver, and (iv) temporary, provisional or ancillary remedies (including without limitation writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions). The exercise of, or opposition to, any of the above does not waive the right to a reference hereunder.

The referee shall be selected by agreement of the parties. If the parties do not agree, upon request of any party a referee shall be selected by the Presiding Judge of the Court. The referee shall determine all issues in accordance with existing case law and statutory law of the State of California, including without limitation the rules of evidence applicable to proceedings at law. The referee is empowered to enter equitable and legal relief, and rule on any motion which would be authorized in a court proceeding, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision, and pursuant to CCP §644 the referee’s decision shall be entered by the Court as a judgment or order in the same manner as if tried by the Court. The final judgment or order from any decision or order entered by the referee shall be fully appealable as provided by law. The parties reserve the right to findings of fact, conclusions of law, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial if granted, will be a reference hereunder. AFTER CONSULTING (OR HAVING THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS CHOICE, EACH PARTY AGREES THAT ALL CLAIMS RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT A JURY.

[Signatures Follow on Next Page]

Borrower:
IXYS CORPORATION

By: /s/ Uzi Sasson
Name: Uzi Sasson
Title: President, Chief Financial Officer and
Secretary

Guarantors:
IXYS USA, INC.

By: /s/ Uzi Sasson
Name: Uzi Sasson
Title: President

IXYS INTEGRATED CIRCUITS DIVISION INC.

By: /s/ Uzi Sasson
Name: Uzi Sasson
Title: President

ZILOG, INC.

By: /s/ Uzi Sasson
Name: Uzi Sasson
Title: President

IXYS LONG BEACH, INC.

By: /s/ Uzi Sasson
Name: Uzi Sasson
Title: President

Accepted:
BANK OF THE WEST,

as Administrative Agent for the Lenders

By: /s/ Sid Jordan

Name: Sid Jordan

Title: Managing Director